Exhibit 99.1

Solar Senior Capital Announces Increased Monthly Dividend of $0.105 per Share for July 2012

NEW YORK--(BUSINESS WIRE)--July 9, 2012--Solar Senior Capital Ltd. (NASDAQ: SUNS), today declared a monthly dividend payment of $0.105 per share for the month of July 2012, representing a 5% increase from the prior month. The dividend will be paid on August 2, 2012 to stockholders of record on July 19, 2012. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

“We are pleased to announce this dividend increase, which supports our stated objective of raising the monthly payout as we utilize our credit facility to fund additional senior secured investments,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Richard Pivirotto, 212-994-8543